SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE SALOMON BROTHERS FUND INC.
------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                      [ELLIOTT ASSOCIATES, L.P. LETTERHEAD]

For More Information Contact:
Scott Tagliarino
(212) 506-2999
(917) 922-2364 (cell)

   ELLIOTT QUESTIONS WHY CITIGROUP SHOULD POCKET $3.7 BILLION FROM LEGG MASON TRANSACTION WHEN CITI'S SALOMON BROTHERS FUND HAS FAILED TO ELIMINATE SBF'S
                     PERSISTENT DISCOUNT TO NET ASSET VALUE
 Major Stockholders and Others Join or Support Efforts to Defeat New Management
                                   Agreement

NEW YORK (September 28, 2005) - Elliott Associates, L.P. and Elliott International, L.P. (collectively "Elliott"), who together are reportedly the largest stockholder of The Salomon Brothers Fund Inc. (NYSE: SBF), today stepped up their campaign to urge fellow stockholders to vote AGAINST a proposed new management agreement, scheduled for a vote at a Special Stockholders' Meeting at 4:00 p.m. on October 21, 2005, at the American Conference Centers, 780 Third Avenue, in New York. The requested vote is necessary as part of the pending transaction between Citigroup Inc. (NYSE:C) and Legg Mason, Inc. (NYSE:LM), which contemplates a transfer of the SBF management agreement from Citigroup to Legg Mason.

In a new letter to SBF stockholders, Elliott, a long-term investor and the beneficial owner of 5.88 million shares, or approximately 6%, of SBF, said:

o VOTE FOR CHANGE - TELL CITIGROUP AND THE SBF BOARD THAT IT IS TIME TO ENHANCE STOCKHOLDER VALUE TODAY!

o DON'T LET CITIGROUP POCKET $3.7 BILLION WITHOUT ELIMINATING OUR FUND'S $200 MILLION DISCOUNT TO NET ASSET VALUE - AND RETURNING THAT VALUE TO STOCKHOLDERS!

o WE ARE NOT ALONE IN URGING YOU TO DEFEAT THE NEW MANAGEMENT AGREEMENT - READ BELOW WHAT OTHERS ARE SAYING!

o VOTE AGAINST THE NEW MANAGEMENT AGREEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY!

September 27, 2005

Dear Fellow SBF Stockholder:

As we have previously written you, the stockholder vote at the October 21, 2005 Special Meeting is critical to the value of your SBF investment. Stockholders will be asked to approve a new management agreement ("New Management Agreement") in connection with the pending $3.7 billion transaction between Citigroup and Legg Mason ("Citigroup Transaction"), pursuant to which Legg Mason will acquire substantially all of Citigroup's worldwide asset management business, including Salomon Brothers Asset Management, the Fund's advisor.

We believe Citigroup should not be allowed to pocket $3.7 billion unless SBF first takes care of its stockholders by eliminating the discount to net asset value ("NAV"). You can help send that message by voting AGAINST the New Management Agreement.

We are not the only stockholders who are concerned about SBF's discount to NAV. Western Investments LLC and Karpus Investment Management, both major SBF stockholders, have each filed Schedule 13D disclosures with the SEC indicating that the discount to NAV should be eliminated or nearly eliminated before approving the New Management Agreement. Western Investments LLC also stated that "absent such a satisfactory resolution to this problem, [it] will likely oppose approval of the new management agreement."(1)

Here is what others are saying:

Breakingviews.com:

"Over the past two years, the Salomon Brothers Fund, for instance, has mimicked, yet still underperformed, the S&P 500 at six times the cost of a comparable index fund. ...In reality, Citi is looking to collect the multiples of the fat management fees it would get from transferring the closed-ended funds - and their earnings streams - to Legg Mason."(2)

Tony Tessitor, Gramercy Investment Advisors LLC

"These guys have a combination of poor performance and a big discount and I don't like it."(3)

"The proposed asset swap between Citigroup and Legg Mason is a golden opportunity for the management of SBF to fulfill its duties to the shareholders of SBF and cause the discount to disappear and improve NAV performance."(4)

--------

(1) Schedule 13D/A filed by Western Investments LLC with the SEC on September 7, 2005. We have not sought nor obtained the consent of any of the sources quoted in this letter to the use of such quotes.

(2) Fleeing the Citi, Breakingviews.com, posted September 19, 2005.

(3) Salomon Bros Fund Faces More  Dissident  Pressure,  Reuters,  September  15,
    2005.

(4) Gramercy Investment Advisors LLC letter to R. Jay Gerken, Chairman, Salomon Brothers Asset Management, Inc., dated September 15, 2005.

Thomas J. Herzfeld, Thomas J. Herzfeld Associates

"...[F]und managers are being given `a windfall, while shareholders are being stuck at a discount.'"(5)

"What is bewildering to us is that Legg and Citi have a historic deal here...and the whole transaction is being tainted because it appears they're going to keep shareholders trapped in these funds at discounts."(6)

The Fund's low share price and its persistent, meaningful discount to NAV have long concerned us. The historical average 14% discount to NAV, measured from the beginning of 2002 and ending August 31, 2005, implies that on average there was approximately $200 million -- roughly $2.00 per share -- in aggregate value trapped in the Fund during that period. That's $200 million that belongs to all SBF stockholders, but it is not reflected in the price of our shares.

The efforts by SBF's Board and management to reduce the discount to NAV through share buyback programs have been inadequate and ineffective, in our opinion, and have failed to enhance stockholder value in any meaningful way.

The upcoming Special Meeting is a unique opportunity for SBF stockholders to remind the SBF Board and management that they run the Fund for the benefit of the stockholders -- the Fund's owners -- and no one else.

Tell the Board that if they want your support in connection with the $3.7 billion Citigroup Transaction, they must do something for stockholders: Return the trapped value in the Fund to stockholders - where it belongs - by taking effective action NOW to eliminate or nearly eliminate the discount to NAV!

Support our efforts to force the SBF Board to eliminate or nearly eliminate the discount to NAV. Sign, date, and return the enclosed BLUE proxy card with a vote AGAINST the New Management Agreement.

 DO NOT LET MANAGEMENT'S SCARE TACTICS OBSCURE THE FACTS -- ELLIOTT IS FIGHTING
                     TO DELIVER VALUE TO ALL STOCKHOLDERS.

You may have recently received a letter from SBF that uses scare tactics about Elliott's intentions. Founded in 1977, Elliott has over $5.2 billion of capital under management. Elliott is a long-term SBF stockholder and our goal is the same as yours -- to see that the SBF Board takes immediate, effective action to eliminate or nearly eliminate the discount to NAV and deliver value to all stockholders. There are several ways to accomplish this goal and promote the interests of all stockholders. Other funds have done it successfully; we have discussed various such alternatives with management, but they still have not acted. What are they waiting for?

--------
(5) Salomon Bros Fund Faces More Dissident Pressure, supra.

(6) Fund Shareholders Challenge Legg Citigroup's Asset Swap, Baltimore Business Journal, September 12, 2005

SBF's Board has emphasized its fiduciary duty to you. Now is the time for the Board to discharge that duty by returning the Fund's trapped value to all stockholders.

  SHOULDN'T SBF'S SEPTEMBER 23 LETTER HAVE MENTIONED POSSIBLE SEC PROCEEDINGS
                             AGAINST SBF'S ADVISOR?

We note that SBF's September 23rd letter to you failed to mention a possible SEC proceeding against SBF's advisor. Regardless of the outcome of that potential investigation, don't you think the Board should have mentioned it in its letter to you?

 YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
       PLEASE SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY.

 REMEMBER, EVEN IF YOU HAVE ALREADY RETURNED MANAGEMENT'S WHITE PROXY CARD YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. SIMPLY SIGN, DATE, AND RETURN THE ENCLOSED
             BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

Act now to prevent being trapped in SBF at a significant discount. Vote AGAINST the New Management Agreement!

Sincerely yours,


/s/ Mark Levine
---------------
    Mark Levine
    Portfolio Manager


About Elliott Associates, L.P.
Elliott Associates, L.P. and its sister fund, Elliott International, L.P., have more than $5.2 billion of capital under management as of July 2005. Founded in 1977, Elliott Associates is one of the oldest funds of its kind under continuous management.

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